                                                                   EXHIBIT 99(a)

                             INSTRUCTIONS FOR USE OF

                                LYNCH CORPORATION

                            SUBSCRIPTION CERTIFICATES

                          ----------------------------

            CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                        AS TO ANY QUESTIONS YOU MAY HAVE

            The  following  instructions  relate to a rights  offering  by Lynch
Corporation,  an  Indiana  corporation  (the  "Company"),  to the  holders  (the
"Holders")  of its  common  shares,  par  value  $0.01 per  share  (the  "Common
Shares"),  as described in the Company's  prospectus  dated  ________ ___, 2005.
Holders of record of Common Shares at the close of business __________ ___, 2005
(the  "Record   Date")  will  receive  one   transferable   subscription   right
("Subscription  Right")  for each  Common  Share held by them as of the close of business on the Record Date. An aggregate of 1,616,026  Subscription  Rights are
exercisable  to  purchase  an  aggregate  of  538,676   Common   Shares.   Three
Subscription  Rights plus payment of $_______  (the  "Subscription  Price") will entitle the Holder to subscribe  for one Common  Share (the "Basic  Subscription
Privilege"). In addition, shareholders on the Record Date who fully exercise the rights  distributed  to them by us will also be  entitled to  subscribe  for and purchase  additional  Common  Shares  that are not  purchased  by other  Holders through their Basic Subscription Privileges (the "Oversubscription  Privilege").
The  maximum   number  of  Common  Shares  that  you  may  purchase   under  the
Oversubscription Privilege is equal to the number of Common Shares you purchased under the Basic Subscription Privilege. If the number of Common Shares remaining after the exercise of all Basic  Subscription  Privileges  is not  sufficient to satisfy all requests for Common Shares pursuant to Oversubscription  Privileges, oversubscribing  Holders will be allocated  additional  Common  Shares pro rata, based on the number of Common  Shares  each such  Holder  purchased  through the
Basic Subscription  Privilege in proportion to the total number of Common Shares that each such Holder and other  oversubscribing  Holders  purchased through the
Basic Subscription Privilege.

            If, pursuant to the exercise of Subscription  Rights,  the number of
Common Shares that a Holder would be entitled to receive would result in receipt of fractional  shares,  the aggregate number of Common Shares that the Holder is entitled to purchase  will be rounded up to the nearest  whole  number.  Holders will not receive cash in lieu of fractional shares.

            The Subscription  Rights will expire on _________ ___, 2005, at 5:00
p.m.,  New York City time,  unless  extended for up to 15 days (the  "Expiration
Date").

            You should  indicate your wishes with regard to the exercise of your
Subscription  Rights by completing the  appropriate  section on the back of your
Subscription  Certificate and returning the  Subscription  Certificate to Mellon
Bank, N.A. c/o Mellon Investor  Services LLC (the  "Subscription  Agent") in the
envelope provided.

THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED  SUBSCRIPTION  CERTIFICATE ON
OR BEFORE THE EXPIRATION DATE. IN ADDITION,  THE SUBSCRIPTION AGENT MUST RECEIVE
PAYMENT OF THE SUBSCRIPTION PRICE,  INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR
ALL  SUBSCRIPTION  RIGHTS  EXERCISED ON OR BEFORE THE  EXPIRATION  DATE.  ONCE A
HOLDER OF SUBSCRIPTION  RIGHTS HAS EXERCISED THE  SUBSCRIPTION  PRIVILEGE,  SUCH
EXERCISE MAY NOT BE REVOKED.

            1.  SUBSCRIPTION   PRIVILEGES.   To  exercise  Subscription  Rights,
properly  complete  and  execute  your  Subscription  Certificate  and  send it, together  with  payment  in full of the  Subscription  Price for  Common  Shares subscribed  for pursuant to the Basic  Subscription  Privilege and Common Shares
subscribed  for pursuant to the  Oversubscription  Privilege  (not to exceed the number  purchased  by  you  under  the  Basic  Subscription  Privilege),  to the
Subscription  Agent.  Delivery of the  Subscription  Certificate must be made by mail, by overnight  courier or by hand.  FACSIMILE  DELIVERY OF THE SUBSCRIPTION
CERTIFICATE  WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE  VALID  DELIVERY.  All
payments must be made in United States dollars by bank draft  (cashier's  check)
or  certified  check  drawn upon a U.S.  bank or money  order  payable to Mellon
Investor  Services  LLC.  The  Subscription  Price  will be  deemed to have been received  by the  Subscription  Agent  under  the  conditions  described  in the paragraph below entitled ACCEPTANCE OF PAYMENTS.

            Banks,  brokers and other nominee holders of Subscription Rights who
exercise  the  Subscription   Privilege  on  behalf  of  beneficial   owners  of
Subscription Rights will be required to certify to the Subscription Agent and to the Company as to the  aggregate  number of  Subscription  Rights that have been exercised by each beneficial  owner of Subscription  Rights on whose behalf such nominee  holder  is  acting  by  submitting  the form  entitled  Nominee  Holder
Certification.

            If you hold  certificates  for our Common Shares  directly and would prefer  to have your  broker,  custodian  bank or other  nominee  exercise  your
Subscription  Rights,  you should  contact your nominee and request it to effect the  transaction  for you.  To  indicate  your  decision  with  respect  to your
Subscription  Rights,  you should complete and return to your broker,  custodian bank or other nominee the form entitled Beneficial Owner Election Form.

            ACCEPTANCE  OF  PAYMENTS.  Payments  will be  deemed  to  have  been received by the  Subscription  Agent only upon the  receipt by the  Subscription
Agent of a certified check or bank draft (cashier's  check) drawn on a U.S. bank or money order.

            CONTACTING  THE  SUBSCRIPTION  AGENT.  The  addresses  and telephone numbers of the Subscription Agent are as follows:

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BY UNITED STATES MAIL DELIVERY:      BY OVERNIGHT COURIER:               BY HAND:
------------------------------       --------------------                -------
Mellon Investor Services LLC         Mellon Investor Services LLC        Mellon Investor Services LLC
Post Office Box 3301                 480 Washington Blvd.                120 Broadway, 13th Floor
South Hackensack, NJ 07606           Mail Drop - Reorg                   New York, NY 10271
Attn: Reorganization Department      Jersey City, NJ 07310               Attn: Reorganization
                                     Attn: Reorganization                Department
                                     Department

                       Toll Free Telephone: (866) 340-1578
        Direct Line for Banks and Brokers to Call Collect: (201) 680-6579

            The Subscription Agent must receive the Subscription Certificate and payment of the estimated  Subscription  Price on or before the Expiration  Date.
DEPOSIT IN THE MAIL WILL NOT CONSTITUTE  DELIVERY TO THE SUBSCRIPTION AGENT. The
Subscription  Agent has discretion to refuse to accept any improperly  completed or unexecuted rights certificate.

            NO SUBSCRIPTION RIGHTS AMOUNT; EFFECT OF OVER AND UNDERPAYMENTS.  If
you have not indicated the number of Subscription Rights being exercised,  or if you do not deliver the dollar amount sufficient to purchase the number of Common
Shares  subscribed  for, you will be deemed to have  exercised the  Subscription
Privilege with respect to the maximum number of whole  Subscription  Rights that may be exercised for the Subscription  Price payment you deliver under the Basic
Subscription Privilege. To the extent that the dollar amount you deliver exceeds the product of the  Subscription  Price multiplied by the number of Subscription
Rights evidenced by the Subscription  Certificate you deliver, any excess amount will be returned to you.

            2. DELIVERY OF SHARE  CERTIFICATES.  Share  certificates  for Common
Shares  purchased in this offering will be issued as soon as  practicable  after the Expiration Date,  anticipated to be approximately seven to 10 business days.
Our  Subscription  Agent will  deliver  subscription  payments  to us only after consummation  of this  offering  and the issuance of share  certificates  to our shareholders that exercised their rights.  Unless you instruct otherwise in your
Subscription  Certificate,  Common  Shares  purchased  through  the  exercise of
Subscription  Rights will be registered in the name of the person exercising the rights.

            The  Subscription  Agent  will  promptly  mail  to  each  Holder  of
Subscription Rights any excess funds received (without interest or deduction) in payment of the Subscription  Price for Common Shares that are subscribed for but not allocated to such Holder  pursuant to the Basic  Subscription  Privilege and the Oversubscription Privilege as soon as practicable after the Expiration Date, anticipated to be approximately seven to 10 business days.

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            3.  TO  HAVE  A  SUBSCRIPTION   CERTIFICATE   DIVIDED  INTO  SMALLER
DENOMINATIONS.  To have a Subscription Certificate divided into certificates for smaller  numbers of Subscription  Rights,  send your  Subscription  Certificate, together with complete instructions (including specification of the whole number of  Subscription  Rights  you  wish to be  evidenced  by each  new  Subscription
Certificate)  signed by you, to the  Subscription  Agent,  allowing a sufficient amount of time for new  Subscription  Certificates  to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your  behalf.  As a result of delays in the mail, the time of the transmittal,  the necessary  processing time and other factors,  you may not  receive  such new  Subscription  Certificates  in time to enable you to complete an exercise by the Expiration  Date.  Neither the Company nor the Subscription Agent will be liable to you for any such delays.

            4. EXECUTION.

               (a)  EXECUTION  BY  REGISTERED   HOLDER.  The  signature  on  the
Subscription  Certificate must correspond with the name of the registered holder exactly as it appears on the face of the  Subscription  Certificate  without any alteration or change whatsoever.  Persons who sign the Subscription  Certificate in a  representative  or other  fiduciary  capacity must indicate their capacity when  signing  and,  unless  waived  by the  Subscription  Agent in its sole and absolute  discretion,  must  present  to  the  Subscription  Agent  satisfactory evidence of their authority to act.

               (b)  EXECUTION BY PERSON  OTHER THAN  REGISTERED  HOLDER.  If the
Subscription  Certificate is executed by a person other than the Holder named on the face of the  Subscription  Certificate,  proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the
Subscription Agent, in its discretion, dispenses with proof of authority.

               (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an
Eligible  Guarantor  Institution  if you  specify  special  issuance or delivery instructions.

            5.  METHOD OF  DELIVERY.  The  method of  delivery  of  Subscription
Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Holder of the  Subscription  Rights.  If sent by mail, it is recommended that they be sent by registered  mail,  properly insured, with return receipt requested,  and that a sufficient number of days be allowed to ensure  delivery to the  Subscription  Agent prior to the  Expiration
Date.

            6.  SPECIAL  PROVISIONS  RELATING TO THE  DELIVERY  OF  SUBSCRIPTION
RIGHTS  THROUGH  DEPOSITORY  FACILITY  PARTICIPANTS.  In the case of  holders of
Subscription Rights that are held of record through The Depository Trust Company
("DTC"),  exercises of the Subscription Privilege may be effected by instructing
DTC to transfer  Subscription  Rights from the DTC account of such holder to the
DTC account of the Subscription Agent, together with payment of the Subscription
Price  for  each  Common  Share  subscribed  for  pursuant  to the  Subscription
Privilege.

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